UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 27, 2011

MUTUALFIRST FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-27905	35-2085640
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 E. Charles Street, Muncie, Indiana	47305-2419
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 747-2800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The following is a record of the votes cast at the Annual Meeting of Stockholders of MutualFirst Financial, Inc. (the “Company”) in the election of directors of the Company:

	For	Vote Withheld

James R. Schrecongost	4,390,363	134,369
Linn A. Crull	4,368,010	156,722
Wilbur R. Davis	4,402,184	122,548
Jonathan E. Kintner	4,417,290	107,442
Charles J. Viater	4,398,189	126,543

Accordingly these individuals were declared to be duly elected directors of the Company for terms that expire in 2014, except for Mr. Schrecongost, whose term expires in 2013.

The following is a record of the votes cast at the Company’s Annual Meeting of Stockholders in respect of the proposal on an advisory (nonbinding) resolution to approve the Company’s executive compensation as disclosed in the proxy statement for the meeting:

Number of Votes
For	4,162,392
Against	250,296
Abstain	112,045
Broker Non-Votes	None

Accordingly the resolution approving the executive compensation was declared to be duly adopted by the stockholders of the Company.

Item 7.01.  Regulation FD Disclosure

On April 27, 2011, the Company made a financial presentation at its Annual Meeting of Stockholders.  A copy of that presentation is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01.  Other Events

On April 27, 2011, the Company issued a press release announcing the results of business discussed at its Annual Meeting.  A copy of the press release is attached as Exhibit 99.2 to the Form 8-K and incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Presentation dated April 27, 2010
99.2	Press release dated April 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MUTUALFIRST FINANCIAL, INC.

Date:	April 28, 2011	By:	/s/ David W. Heeter
David W. Heeter

EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation dated April 27, 2010
99.2	Press release dated April 28, 2010